EXHIBIT 21.1

BANK OF HAWAII CORPORATION

SUBSIDIARIES OF THE REGISTRANT

The required information with respect to subsidiaries of Bank of Hawaii Corporation at December 31, 2002 is provided below. All domestic subsidiaries are wholly owned. Each entity is consolidated with its immediate parent company except as noted.

BANK OF HAWAII CORPORATION (Parent)

Bank Holding Company

Subsidiaries:

PACIFIC CENTURY SMALL BUSINESS INVESTMENT COMPANY, INC.

Hawaii

BANCORP HAWAII CAPITAL TRUST I

Delaware

BANK OF HAWAII

Subsidiaries:

Bank of Hawaii International, Inc.

Hawaii

Subsidiaries/Affiliates:

National Bank of Solomon Islands (51%)*

Solomon Islands

Pacific Century Investment Services, Inc.

Hawaii

Pacific Century Insurance Services, Inc.

Hawaii

RGA Corp.

Hawaii

Pacific Century Advisory Services, Inc.—(Advisory Services)

Hawaii

Bank of Hawaii Leasing, Inc. (Parent)—(Leasing)

Hawaii

Subsidiaries:

BNE Airfleets Corporation

Barbados

Pacific Century Leasing International, LLC

Delaware

Coach Finance Company, LLC

Delaware

Pacific Century Life Insurance Corporation

Arizona

Triad Insurance Agency, Inc.

Hawaii

Bank of Hawaii Insurance Services, Inc.

Hawaii

Hawaii Insurance Network, Ltd.

Hawaii

*	Accounted for under the equity method